Exhibit (j) under Form N-1A
                                       Exhibit (99) under Item 601/Reg. S-K

            Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights - Investor Class of Shares" in the Class Y Prospectus,
"Financial   Highlights  -  Advisor   Class  of  Shares"  in  the  Class  A
Prospectus, "Financial Highlights - Institutional Class of Shares" in the Class I Marshall International Stock Fund Prospectus, "Financial Highlights - Investor Class of Shares" in the Class Y Marshall International Stock Fund Prospectus, "Financial Highlights - Institutional Class of Shares" in the Class I Marshall Money Market Fund Prospectus, and "Financial Highlights - Investor Class of Shares" in the Class Y Marshall Money Market Fund Prospectus; and to "Independent Auditors" and "Financial Statements" in the Investor Class, Advisor Class, Institutional Class (Marshall International Stock Fund), Institutional Class (Marshall Money Market Fund), and Investor Class (Marshall Money Market Fund) Statements of Additional Information in Post-Effective Amendment Number 37 to the Registration Statement (Form N-1A, No. 33-48907) of Marshall Funds, Inc., and to the incorporation by reference of our reports dated October 13, 2003 on the Marshall Equity Fund, Marshall Large-Cap Growth & Income Fund, Marshall Mid-Cap Value Fund, Marshall Mid-Cap Growth Fund, Marshall
Small-Cap  Growth  Fund,   Marshall   International  Stock  Fund,  Marshall
Government Income Fund, Marshall Intermediate Bond Fund, Marshall Intermediate Tax-Free Fund, Marshall Short-Term Income Fund and Marshall Money Market Fund included in the 2003 Annual Reports to Shareholders for the fiscal year ended August 31, 2003.



                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


Boston, Massachusetts
October 27, 2003